Exhibit 2.6

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 28, 2005, among Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp. and Intelsat Global Service Corporation (the “New Guarantors”), each a subsidiary of INTELSAT (BERMUDA), LTD. (or its successor), a Delaware corporation (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantor have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of January 28, 2005, providing for the issuance of the Issuer’s 8- 1/4% Senior Notes due 2013 (the “2013 Notes”), 8- 5/8% Senior Notes due 2015 (the “2015 Notes”) and Senior Floating Rate Notes due 2012 (the “Floating Rate Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”), initially in the aggregate principal amount of $875,000,000, $675,000,000 and $1,000,000,000, respectively;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INTELSAT HOLDINGS LLC

By:
Name:
Title:

INTELSAT LLC

By:
Name:
Title:

INTELSAT GLOBAL SALES & MARKETING LTD.

By:
Name:
Title:

INTELSAT USA SALES CORP.

By:
Name:
Title:

INTELSAT USA LICENSE CORP.

By:
Name:
Title:

INTELSAT GLOBAL SERVICE CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title: